UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2025

ATLAS ENERGY SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730

(Address of Principal Executive Offices) (Zip Code)

(512) 220-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Moser Acquisition

On January 27, 2025 (the “Signing Date”), Atlas Energy Solutions Inc., a Delaware corporation (the “Company” or “Atlas”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Wyatt Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), Moser Holdings, LLC, a Delaware limited liability company (the “Seller”), and for the limited purposes set forth therein, the Company (together with the Purchaser and the Seller, the “Parties”), pursuant to which the Purchaser will acquire (i) 100% of the authorized, issued and outstanding equity ownership interests in Moser Acquisition, Inc., a Delaware corporation (“Moser AcquisitionCo”), and (ii) Moser Engine Service, Inc. (d/b/a Moser Energy Systems), a Wyoming corporation and a wholly-owned subsidiary of Moser AcquisitionCo (such transaction, the “Moser Acquisition”).

Under the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid to the Seller in the Moser Acquisition will consist of (i) $180,000,000 in cash and (ii) approximately 1.7 million shares of the Company’s common stock, par value $0.01 per share (the “Stock Consideration”), in each case, subject to customary closing adjustments; provided that the Purchase Agreement allows the Purchaser to elect to pay the aggregate transaction consideration in cash in lieu of the Company’s issuance of the Stock Consideration (the “Cash Option”). If the Cash Option is exercised, no Stock Consideration will be issued and the purchase price will be adjusted as provided in the Purchase Agreement. Following Closing (as defined below), if the Cash Option has not been exercised, all or any portion of the Stock Consideration will be subject to redemption at the option of the Company within 90 days of Closing, with any such redemption to be paid in cash, subject to adjustments as provided in the Purchase Agreement.

The Parties have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of the Seller’s business during the period between the execution of the Purchase Agreement and the closing of the Moser Acquisition (“Closing”), and (b) the efforts of the Parties to cause the Moser Acquisition to be completed, including obtaining any required governmental approval.

The completion of the Moser Acquisition is subject to the satisfaction or waiver of customary closing conditions, including (a) the accuracy of the representations and warranties of the Seller and the Purchaser (subject to specified materiality standards and customary qualifications) and (b) compliance by each Party in all material respects with their respective covenants.

The Purchase Agreement contains certain termination rights for each of the Seller and the Purchaser, including, among other rights, the right to terminate (a) by mutual written consent of the Seller and the Purchaser and (b) by either the Seller or the Purchaser, if (1) the Closing has not occurred on or before May 27, 2025, or (2) the other party breaches any of its respective representations or warranties or if such party fails to perform its respective covenants such that certain conditions to closing cannot be satisfied, and the breach or breaches of such representations or warranties or the failure to perform such covenant, as applicable, is not cured or cannot be cured in accordance with the terms of the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, at Closing, if the Cash Option has not been exercised, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”), in substantially the form attached as Exhibit D to the Purchase Agreement, with the Seller that provides, among other things, that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the common stock comprising the Stock Consideration issued in connection with the Moser Acquisition. Pursuant to the Purchase Agreement, the Seller will also agree not to lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, any of their shares of common stock for a period of 90 days following the Closing, subject to certain exceptions. The Company will agree to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Purchase Agreement and the Moser Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Second Amendment to the 2023 Term Loan Agreement

On January 27, 2025, the Company entered into the Second Term Loan Amendment, among Atlas and certain of its subsidiaries as guarantors, Atlas Sand Company, LLC, a Delaware limited liability company (“Atlas LLC”), as borrower, the lenders party thereto and Stonebriar Commercial Finance, LLC, a Delaware limited liability company, as administrative agent, which amends that certain Credit Agreement, dated as of July 31, 2023, as amended (the “Second Term Loan Amendment”).

The Second Term Loan Amendment increased the existing delayed draw term loan by an aggregate principal amount of $100.0 million (the “Acquisition Loan”) with interest (computed on the basis of a 365-day year for the actual number of days elapsed) on the unpaid principal amount thereof from and including the date of the funding on the Acquisition Loan (“Funding Date”) until paid in full. The Acquisition Loan will accrue interest at a rate equal to 5.95% plus the greater of (A) the Term SOFR and (B) 4.30%, as determined on the Funding Date. The Acquisition Loan is payable in 60 consecutive monthly installments of combined principal and interest. In the event of a prepayment of the Acquisition Loan, Atlas LLC will be required to pay, and the Company has agreed to guaranty payment by Atlas LLC of, a premium on such prepayment amount of (A) 4%, if prepaid on or prior to the first anniversary of the Funding Date, (B) 3% if prepaid after the first, but on or prior to the second, anniversary of the Funding Date and (C) 2% if paid after the second anniversary of the Funding Date.

The foregoing is qualified in its entirety by reference to the Second Term Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Second Amendment to ABL Credit Agreement

On January 27, 2025, Atlas LLC and certain other subsidiaries of the Company entered into that certain Second Amendment to Loan, Security and Guaranty Agreement (the “Second ABL Amendment”), among Atlas LLC, as the borrower, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (the “ABL Agent”). The Second ABL Amendment amends that certain Loan, Security and Guaranty Agreement dated as of February 22, 2023, as amended.

The Second ABL Amendment permitted the Company and its applicable affiliates to enter into the Second Term Loan Amendment, pursuant to which the principal amount of the existing delayed draw term loan was increased by an aggregate principal amount of $100.0 million.

The foregoing is qualified in its entirety by reference to the Second ABL Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Second Term Loan Amendment and the Second ABL Amendment is incorporated by reference in response to this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration to the Seller will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about Atlas’s plans to finance the Moser Acquisition, including the final purchase price for the Moser Acquisition and the anticipated timing of the closing of the Moser Acquisition.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: the completion of the Moser Acquisition on anticipated terms and timing or at all, including obtaining any required governmental or regulatory approval and satisfying other conditions to the completion of the Moser Acquisition; uncertainties as to whether the Moser Acquisition, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Atlas’s ability to integrate Moser’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Moser Acquisition; risks that the anticipated tax treatment of the Moser Acquisition is not obtained; potential litigation relating to the Moser Acquisition; the possibility that the Moser Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency, or completion of the Moser Acquisition on the Parties’ business relationships and business generally; risks that the Moser Acquisition disrupts current plans and operations of Atlas or Moser and their respective management teams and potential difficulties in retaining employees as a result of the Moser Acquisition; the risks related to Atlas’s financing of the Moser Acquisition; potential negative effects of this announcement and the pendency or completion of the Moser Acquisition on the market price of Atlas’s common stock or operating results; uncertainty regarding the ultimate cost and time needed to execute the desired process improvements at our production facilities; unexpected future capital expenditures; unforeseen or unknown liabilities; our ability to successfully execute our stock repurchase program or implement future stock repurchase programs; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine and Israel and Hamas; increasing hostilities and instability in the Middle East; adverse developments affecting the financial services industry; our ability to complete growth projects on time and on budget; the risk that stockholder litigation in connection with our recent corporate reorganization may result in significant costs of defense, indemnification and liability; changes in general economic, business and political conditions, including changes in the financial markets; transaction costs; actions of OPEC+ to set and maintain oil production levels; the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil; inflation; environmental risks; operating risks; regulatory changes; lack of demand; market share growth; the uncertainty inherent in projecting future rates of reserves; production; cash flow; access to capital; the timing of development expenditures; the ability of our customers to meet their obligations to us; our ability to maintain effective internal controls; and other factors discussed or referenced in our filings made from time to time with the SEC, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and those disclosed in Exhibit 99.3 filed herewith. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Atlas’s SEC filings are or will be available publicly on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Description

2.1#	Stock Purchase Agreement, dated as of January 27, 2025, by and among Wyatt Holdings, LLC, Moser Holdings, LLC and Atlas Energy Solutions Inc.
10.1	Second Amendment to Credit Agreement, dated as of January 27, 2025, by and between Atlas Sand Company, LLC, as borrower, and Stonebriar Commercial Finance LLC, as lender.
10.2	Second Amendment to Loan, Security and Guaranty Agreement, dated as of January 27, 2025, by and among Atlas Sand Company, LLC, as borrower, certain of its subsidiaries as guarantors,the financial institutions party thereto as lenders and Bank of America, N.A., as agent for the lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2025

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Executive Officer